Exhibit A-1



                    CERTIFICATE OF FORMATION

                               OF

                   PE GENERATING COMPANY, LLC


          This Certificate of Formation of PE Generating Company, LLC (the "Company"), dated as of June ___, 2000, is being duly executed and filed by PE Transferring Agent, LLC, as sole member and an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.).

     FIRST. The name of the Company formed hereby is PE
            Generating Company, LLC.

     SECOND. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company,
Corporation Trust Center, 1209 Orange Street, Wilmington,
Delaware 19801. The Company's registered agent for service of process at that address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                     PE Generating Company, LLC

                     By: PE Transferring Agent, Sole Member

                     By:  The Potomac Edison Company, Sole Member

                     By: /s/ PETER S. SKRGIC

                               Name: Peter S. Skrgic
                               Title: Vice President